UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

Steel Connect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170, Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Global Select Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board Composition

Steel Connect, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on October 26, 2020, which reported the appointment of Renata Simril to the board of directors of the Company (the “Board”) effective October 23, 2020. At the time of her appointment, the Board had not yet determined Ms. Simril’s committee assignments.

On November 16, 2020, the Board appointed Ms. Simril to serve as a member of the Audit Committee, effective immediately. In connection therewith, the Board also voted (i) to update the composition of the Audit Committee and Nominating & Corporate Governance Committee, allocating committee responsibilities more proportionally among members of the Board, and (ii) to decrease the size of the Board from eight members to seven, effective immediately, eliminating a vacancy on the Board.

Following the Board updates, the three standing committees of the Board are constituted as follows:

Audit Committee	Organization and Compensation Committee	Nomination and Corporate Governance Committee
Jeffrey S. Wald (Chair)	Jeffrey J. Fenton (Chair)	Maria U. Molland (Chair)
Jeffrey J. Fenton	Maria U. Molland	Jeffrey S. Wald
Renata Simril

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2020	Steel Connect, Inc.

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer